INCENTIVE STOCK OPTION AWARD AGREEMENT

EXHIBIT 10.2
STOCK OPTION

Granted by

NORTHWEST BANCSHARES, INC.

under the

NORTHWEST BANCSHARES, INC.
2018 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2018 Equity Incentive Plan (the “Plan”) of Northwest Bancshares, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant.

2.	Date of Grant.

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option.

(subject to adjustment pursuant to Section 10 hereof).

•	This is an Incentive Stock Option (“ISO”) to the maximum extent permitted under Code Section 422(d).
4.    Exercise price per share. $ __________
(subject to adjustment pursuant to Section 10 below)

5.    Expiration Date of Option.

6.
Vesting Schedule. Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

Date	Vested Portion of Awards
15%
30%
44%
58%
72%
86%
100%

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Sections 2.9 and 4.1 of the Plan (in the event of death, Disability, Retirement or Involuntary Termination following a Change in Control).

7.    Exercise Procedure.

7.1
Delivery of Notice of Exercise of Option. This Option will be exercised in whole or in part by the Participant through the Equity Plan Solutions portal, setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

•	Cash or personal, certified or cashier’s check in full/partial payment of the purchase price.

•	Stock of the Company in full/partial payment of the purchase price.

•	By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any required tax withholding).

•	By selling shares from my Option shares through a broker in full/partial payment of the purchase price.

7.2	“Fair Market Value” shall have the meaning set forth in Section 8.1(r) of the Plan.
8.    Delivery of Shares.

8.1
Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.    Change in Control.

9.1
In the event of the Participant’s Involuntary Termination following a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable for one year following the Participant’s Involuntary Termination, subject to the expiration provisions otherwise applicable to the Option provided, however, that Options exercised more than three (3) months following Participant’s Involuntary Termination following a Change in Control will not have ISO treatment.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.    Adjustment Provisions.
This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.
11.    Termination of Option and Accelerated Vesting.
This Option will terminate upon the expiration date, except as set forth in the following provisions:

(i)
Death. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries during the remaining term of the Option.

(ii)
Disability. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised by the Participant during the remaining term of the Option; provided, however, that Options exercised more than one (1) year following Participant’s Termination of Service by reason of Participant’s Disability will not have ISO treatment.

(iii)
Retirement. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Retirement. “Retirement” shall have the meaning set forth in Section 8.1(cc) of the Plan. This Option may thereafter be exercised by the Participant during the remaining term of the Option; provided, however, that Options exercised more than three (3) months following Participant’s Termination of Service by reason of Participant’s Retirement will not have ISO treatment.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Options that have not been exercised will expire and be forfeited.

(v)
Other Termination. If the Participant’s Service terminates for any reason other than due to death, Disability, Retirement, Involuntary Termination following a Change in Control or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

12.    Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3
Except as otherwise provided by the Committee, ISOs under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (3), the Option will not qualify as an ISO as of the day of such transfer.

12.4	This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

12.5
This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

NORTHWEST BANCSHARES, INC

By:
Its:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2018 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2018 Equity Incentive Plan.

PARTICIPANT

4